CUSIP No. 83545M109	13 G	Page 24 of 25 Pages

Exhibit 99.1

AGREEMENT

                    Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2003		VENROCK ASSOCIATES

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin
General Partner

February 14, 2003		VENROCK ASSOCIATES II, L.P.

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin
General Partner

February 14, 2003	GENERAL PARTNERS

*

Michael C. Brooks

*

Joseph E. Casey

*

Eric S. Copeland

*

Anthony B. Evnin

*

Thomas R. Frederick

/s/ Terence J. Garnett

Terence J. Garnett

*

David R. Hathaway

*

Patrick F. Latterell

/s/ Bryan E. Roberts

Bryan E. Roberts

*

Ray A. Rothrock

*

Kimberley A. Rummelsburg

CUSIP No. 83545M109	13 G	Page 25 of 25 Pages

*

Anthony Sun

*

Michael F. Tyrrell

*By:	/s/ Anthony B. Evnin

Anthony B. Evnin
Attorney-in-Fact